EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-279399) pertaining to the registration of debt and equity securities,

(2)Registration Statement (Form S-8 No. 333-272137) pertaining to the Park-Ohio Holdings Corp. 2021 Equity and Incentive Compensation Plan (Amended and Restated Effective May 17, 2023),

(3)Registration Statement (Form S-8 No. 333-256988) pertaining to the Park-Ohio Holdings Corp. 2021 Equity and Incentive Compensation Plan,

(4)Registration Statement (Form S-8 No. 333-225915) pertaining to the Park-Ohio Holdings Corp. 2018 Equity and Incentive Compensation Plan,

(5)Registration Statement (Form S-8 No. 333-204713) pertaining to the Park-Ohio Holdings Corp. 2015 Equity and Incentive Compensation Plan, and

(6)Registration Statement (Form S-8 No. 333-01047) pertaining to the Individual Account Retirement Plan;

of our reports dated March 6, 2025, with respect to the consolidated financial statements of Park-Ohio Holdings Corp. and Subsidiaries and the effectiveness of internal control over financial reporting of Park-Ohio Holdings Corp. and Subsidiaries included in this Annual Report (Form 10-K) of Park-Ohio Holdings Corp. and Subsidiaries for the year ended December 31, 2024, and the financial statement schedule of Park-Ohio Holdings Corp. and Subsidiaries included herein.

/s/ Ernst & Young LLP
Cleveland, Ohio
March 6, 2025